FORBEARANCE AGREEMENT

This Forbearance Agreement (this "***Agreement***") is entered into as of July 16, 2012 by and between Tonaquint, Inc., a Utah corporation ("***Buyer***"), and Silver Dragon Resources Inc., a Delaware corporation (the "***Company***").

A. The Company previously sold and issued to Buyer that certain Secured Convertible Promissory Note dated February 15, 2011 in the original principal amount of $2,766,500.00 (the "***Note***") pursuant to that certain Note and Warrant Purchase Agreement dated February 15, 2011 by and between Buyer and the Company (the "***Purchase Agreement***").

B. Pursuant to the terms of the Note, the Buyer maintains certain rights to convert the outstanding balance of the Note into Common Stock of the Company.

C. On June 15, 2012, Buyer exercised a portion of its conversion rights under the Note to convert $23,565 of the balance due under the Note into 5,000,000 shares of the Company's Common Stock ("***Conversion #15 Shares***") by delivering to the Company a Conversion Notice, a copy of which is attached hereto as **Exhibit A** ("***Conversion Notice #15***").

D. The Conversion #15 Shares were not delivered to the Buyer.

E. Buyer has agreed, subject to the terms, conditions and understandings expressed in this Agreement, to refrain and forbear temporarily from exercising and enforcing remedies against the Company with respect to the Default as provided in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement. Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth in the Note.

2. Forbearance. Subject to the terms, conditions and understandings contained in this Agreement (including without limitation Section 3 below), Buyer hereby agrees to (a) cancel Conversion Notice #15, and (b) forbear from reselling any of the Company's securities from the date hereof through September 15, 2012 (collectively, the "***Forbearance***").

3. 5% Increase in the Outstanding Balance of the Note. In partial consideration for Buyer entering into this Agreement, the Company and Buyer agree that, effective upon the date hereof, the Outstanding Balance of the Note shall automatically increase by 5%, such that the Outstanding Balance of the Note as of the date hereof shall be $2,185,196.82 (which the Company and Buyer hereby acknowledge).

4. Prepayment of Buyer Note #8. Pursuant to the terms of the Purchase Agreement and in connection with the issuance of the Note, Buyer previously issued to the Company that certain Secured Buyer Note #8 dated February 15, 2011 in the original principal amount of $200,000 (the "***Buyer Note #8***"). Within five (5) business days after the date of this Agreement,

Buyer shall pay to the Company $57,142.86 as a prepayment of Buyer Note #8 (the "***Payoff Amount***"). Upon the Company's receipt of the Payoff Amount, the Company and Buyer agree that, notwithstanding any provision contained in Buyer Note #8 or any of the other Transaction Documents to the contrary, Buyer Note #8 shall be deemed paid in full and all of Buyer's obligations thereunder shall be fully satisfied, and the Company shall promptly return Buyer Note #8 to Buyer for cancellation.

5. Forbearance of Other Debt Holders. The Company hereby represents and warrants that, on or before the date hereof, the Company has caused all holders of convertible promissory notes issued by the Company set forth on **Exhibit B** attached hereto (the "***Debt Holders***") to agree in writing to forbear from reselling any of the Company's securities from the date hereof through September 15, 2012, and the Company hereby agrees to cause all such Debt Holders to not resell any of the Company's securities from the date hereof through September 15, 2012. In furtherance of the foregoing, the Company hereby represents and warrants that, as of the date hereof, (a) the Debt Holders set forth on **Exhibit B** attached hereto constitute all the holders of outstanding convertible promissory notes issued by the Company, and the convertible promissory notes listed on such **Exhibit B** constitute all of the outstanding convertible promissory notes of the Company, and (b) all of the information contained on such **Exhibit B** is accurate.

6. Failure to Comply. The Company understands that the Forbearance shall terminate immediately upon the occurrence of any material breach of this Agreement or upon the occurrence of any Event of Default after the date hereof (or any Event of Default other than the Default that occurred prior to the date hereof, but of which Buyer becomes aware after the date hereof) and that in any such case, Buyer may seek all recourse available to it under the terms of the Note, this Agreement, any other Transaction Document, or applicable law. For the avoidance of any doubt, the termination of the Forbearance pursuant to this Section shall not terminate, limit or modify any other provision of this Agreement (including without limitation Sections 3 and 4 hereof).

7. Representations, Warranties and Agreements. In order to induce Buyer to enter into this Agreement, the Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) The Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent or approval of the Company, and no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of the Company hereunder.

(b) Any Event of Default which may have occurred under the Note has not been, is not hereby, and shall not be deemed to be waived by Buyer, expressly, impliedly, through course of conduct or otherwise except upon full satisfaction of the Company's obligations under this Agreement. The agreement of Buyer to refrain and forbear from exercising any rights and remedies by reason of any existing default or any future default shall not constitute a waiver of, consent to, or condoning of, any other existing or future default. For

the avoidance of any doubt, the Forbearance described herein only applies to Conversion #15, and shall not constitute a waiver or forbearance of any other rights or remedies available to Buyer with respect to any other conversions under the Note (including without limitation a revived conversion number 15 subsequently submitted by Buyer thereunder) or other breach of the Transaction Documents by the Company.

(c) All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. The Company acknowledges and agrees that Buyer has been induced in part to enter into this Agreement based upon Buyer's justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to the Company or which should be known to the Company which the Company has not disclosed to Buyer on or prior to the date hereof which would or could materially and adversely affect the understandings of Buyer expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(d) Except as expressly set forth in this Agreement, the Company acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of the Company under the terms of the Note or any of the other Transaction Documents.

(e) The Company has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Buyer, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. The Company hereby acknowledges and agrees that the execution of this Agreement by Buyer shall not constitute an acknowledgment of or admission by Buyer of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(f) The Company hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by the Company (or had the opportunity to be represented by counsel). The Company further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and

review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm's-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

(g) There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against the Company.

(h) There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on the Company, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

(i) The Company is solvent as of the date of this Agreement, and none of the terms or provisions of this Agreement shall have the effect of rendering the Company insolvent. The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

(j) To the best of its belief, after diligent inquiry, , the Company represents and warrants that, as of the date hereof, no other Event of Default under the Note (nor any material breach by the Company under any of the other Transaction Documents) exists.

8. Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

9. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party hereto submits to the jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the proceeding may be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth in the Purchase Agreement, such service to become effective ten (10) days after such mailing. **THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

11. Attorneys' Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

12. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect

13. Entire Agreement; Amendments. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between the Company, Buyer, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Buyer nor the Company makes any representation, warranty, covenant or undertaking with respect to such matters.

14. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Buyer hereunder may be assigned by Buyer to a third party, including its financing sources, in whole or in part. The Company may not assign this Agreement or any of his obligations herein without the prior written consent of Buyer.

16. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, each of the Note and all of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Buyer and the Company. If there is any conflict between the terms of this Agreement, on the one hand, and the Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

17. Time of Essence. Time is of the essence of this Agreement.

18. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to the Company or Buyer shall be given as set forth in the "Notices" section of the Purchase Agreement.

19. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date above written.

COMPANY:

SILVER DRAGON RESOURCES INC.

By: ______________________________
Name: Marc Hazout
Title: President and CEO

BUYER:

TONAQUINT, INC.

By: ______________________________
John M. Fife, President

[Signature page to Forbearance Agreement]

EXHIBIT A

CONVERSION NOTICE #15

EXHIBIT B

DEBT HOLDERS

Lender	Date of Convertible Promissory Note	Outstanding Balance
JMJ Financial	April 19, 2011	$169,083.65
GEL Properties, LLC	December 15, 2011	$294,000.00
Asher Enterprises Inc.	January 27, 2012	$42,500.00